FORM OF AMENDMENT TO THE AMENDED PRIMARY CLASS
DISTRIBUTION PLAN OF
LEGG MASON INVESTORS TRUST, INC.:
LEGG MASON AMERICAN LEADING COMPANIES TRUST

           WHEREAS, Legg Mason Investors Trust, Inc. (the “Corporation”) has adopted an Amended Distribution Plan effective February 7, 1996 on behalf of the Primary Class shares of its series known as the Legg Mason American Leading Companies Trust (the “Fund”, and the Amended Distribution Plan, the “Plan”);

           WHEREAS, the Board has determined to re-designate the Fund’s “Primary” share class as “Class C” shares;

           NOW, THEREFORE, in accordance with the foregoing, all references to “Primary Class” shares in the Plan are hereby replaced with a corresponding reference to “Class C” shares. Except as expressly set forth above, nothing herein shall be construed as amending the terms of the Plan in any other respect.

           IN WITNESS THEREOF, the Corporation has executed this Amendment to the Plan as of the day and year set forth below:

Date: February __, 2009

ATTEST:	LEGG MASON INVESTORS TRUST, INC.

By: _____________________________	By: ___________________________________
Richard M. Wachterman	Gregory T. Merz
Secretary	Vice President